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                                                       Exhibit 4(i)

                        RELEASE AGREEMENT

                 RELEASE AGREEMENT dated as of November 1, 1995, by and between the City of Piggott, Arkansas (the "Lessor"), and MRL, Inc. (successor in interest to Missouri Research Laboratories, Inc.), a corporation organized under and existing by virtue of the laws of the State of Missouri (the "Lessee"):

                 WITNESSETH:

                 WHEREAS, the Lessor and the Lessee entered into a Lease and Agreement dated as of May 1, 1984 (the "Lease"), pursuant to which the Lessor leased to the Lessee certain industrial machinery and equipment described in Exhibit A attached hereto (the "leased equipment") and located at the Lessee's plant (for informational purposes only, the plant site is described in Exhibit B attached hereto), which Lease was filed and recorded in the office of the Circuit Clerk and Ex Officio Recorder of Clay County, Arkansas as Instrument No. 786, Book 11, Page 81; and

                 WHEREAS, in accordance with the terms of the Lease, the Lessee has paid in full all rent due under the Lease and exercised its option to purchase the leased equipment and terminate the Lease;

                 NOW, THEREFORE, the Lessor and the Lessee declare that the Lease, and all obligations and duties of the Lessor and the Lessee under the Lease, are terminated.

                 IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Release Agreement to be executed and delivered by their duly authorized officials and officers as of the date first above written.

ATTEST:                                 CITY PIGGOTT, ARKANSAS



/s/ Jean Doty                      By: /s/ Garland Holcomb
------------------------------         ----------------------------
           City Clerk                              Mayor

(SEAL)
                                   MRL, INC.
ATTEST:

                                   By: /s/ Larry J. Stallings
/s/ Duane E. Obert                     ----------------------------
------------------------------         President
Chief Financial Officer                ----------------------------
------------------------------

(SEAL)


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                           ACKNOWLEDGMENT

STATE OF ARKANSAS   )

COUNTY OF CLAY      )

                 Before me, a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Garland Holcomb and Jean Doty, Mayor and City Clerk, respectively, of the City of Piggott, Arkansas (the "City"), to me personally well known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of the City, and further stated and acknowledged that they had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ---- day of November, 1995.



                                   /s/ John R. Lingle
                                   --------------------------------
                                            Notary Public
My Commission expires:

10-16-2002
------------------------------

(SEAL)



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                         ACKNOWLEDGMENT

STATE OF MISSOURI

COUNTY OF ST. CHARLES


                 Before me, a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Larry J.
                                               --------
Stallings and Duane E. Obert, President and Chief Financial
---------     --------------  ---------     ---------------
Officer, respectively, of MRL, Inc., a Missouri corporation, to
-------
me personally well known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of the corporation, and further stated and acknowledged that they had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

                 IN TESTIMONY WHEREOF, I have hereunto set my
hand and official seal this  31st  day of October, 1995.
                             ----         -------



                                   /s/ Susan L. Couch
                                   --------------------------------
                                            Notary Public
My Commission expires:

6-12-98
------------------------------

(SEAL)


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                            EXHIBIT A

                 DESCRIPTION OF LEASED EQUIPMENT
                 -------------------------------

                      4P-3065, Board Test
                      System and Accessories
                      (Hewlett-Packard)

                      Wave Soldering System
                      Part No. 700B-16" F
                      (John Treiber Co.)

                      TRL-S Aquedus Cleaning System
                      (John Treiber Co.)

                      Automatic Dip Inserter
                      S/N 22084099 (D) Inserter
                      S/N 22084235 (H) Controller
                      (Contact Systems, Inc.)

                      52-Spindle Universal
                      Cable Brading Machine

                      Numeridex 7000 EPS
                      Numeripower Programming
                      System

                      Model 2600 Series IV
                      Automatic Wire Stripper
                      Tab Model MA-200-BD
                      Wire Marker
                      Accessories
                      (Eubanks Engineering)

                      Axial Lead Former with
                      Radial Lead Cutter
                      S/N 3745801
                      (Heller Industries)












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                            EXHIBIT B

                    DESCRIPTION OF PLANT SITE
                    -------------------------

     The following described real estate situated in the Eastern
District of Clay County, Arkansas, to wit:

          A part of the SE-1/4 NE-1/4 of Section 11 and together with a part of the SW-1/4 NW-1/4 of Section 12, all in Township 20 North, Range 8 East of the Fifth Principal Meridian, more particularly described as follows: Beginning at the southeast corner of the said SE-1/4 NE-1/4 of Section 11 and run thence west 528 feet, thence north 0 degrees 15 minutes west 176 feet, thence west 132 feet thence north 0 degrees 15 minutes west 484 feet, thence east 520 feet, thence north 0 degrees 15 minutes west 137 feet thence east 140 feet, thence south 0 degrees 15 minutes east 137 feet, thence east 100 feet, thence south 0 degrees 15 minutes east 660 feet, thence west 100 feet to the point of beginning, containing 11.43 acres, more or less, in the Eastern District of Clay County, Arkansas.



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